Exhibit 99.1

NEWS

INVESTOR CONTACT:    (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS FEBRUARY 2008 OPERATIONAL RESULTS

CALABASAS, CA (March 13, 2008) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended February 29, 2008.  A summary of the Company’s key operating statistics is included below:

•                  Average daily mortgage loan application activity for February 2008 was $1.9 billion, which compares to $2.6 billion for January 2008.  The mortgage loan pipeline was $48 billion at February 29, 2008, as compared to $51 billion at January 31, 2008.

•                  Mortgage loan fundings for the month of February 2008 were $26 billion, up 17 percent from January 2008.

•                  The mortgage loan servicing portfolio was $1.48 trillion at February 29, 2008, up $1.6 billion from January 31, 2008 and $149 billion from February 28, 2007.

•                  Banking Operations’ assets were $112 billion at February 29, 2008, which compares to $111 billion at January 31, 2008 and $84 billion at February 28, 2007.

•                  Banking Operations’ deposits totaled $64 billion at February 29, 2008, which compares to total deposits of $60 billion at January 31, 2008 and $55 billion at February 28, 2007.

•                  Securities trading volume in the Capital Markets segment was $315 billion for February 2008 as compared to $336 billion for January 2008 and $289 billion for February 2007.

•                  Net earned premiums from the Insurance segment were $162 million in February 2008, which compares to $163 million for January 2008 and $111 million for February 2007.

Consistent with industry practice, Countrywide going forward will provide operational results on a quarterly basis only and will no longer issue monthly operational press releases.

ABOUT COUNTRYWIDE

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: lack of or further reduced access to corporate debt markets or other sources of liquidity; additional disruptions in the secondary mortgage market; increased credit losses due to downward trends in the economy and in the real estate market, including as a result of continued increases in the delinquency rates of borrowers and slower or negative home price appreciation; adverse changes in the Company’s credit ratings, including any downgrade that causes the Company to lose its investment grade credit rating; continued increases in credit exposure resulting from the Company’s decision to retain more loans in its portfolio of loans held for investment; competitive conditions in each of the Company’s business segments; unexpected changes in general business, economic, market and political conditions in the United States; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; unforeseen cash or capital requirements; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	February 29	February 28	February 29	February 28
	2008	2007	2008	2007
LOAN PRODUCTION
Number of Working Days in the Period	20	19	41	40
Average Daily Mortgage Loan Applications	$1,924	$3,009	$2,290	$2,910
Mortgage Loan Pipeline (loans-in-process)	$47,559	$63,945
Commercial Real Estate Loan Pipeline (loans-in-process)	$227	$2,381

Loan Fundings:
Retail Lending	$12,391	$11,955	$21,787	$24,602
Wholesale Lending	3,501	6,874	6,043	14,029
Correspondent Lending	9,615	14,896	19,505	31,157
Capital Markets Purchases	—	566	3	875
Banking Operations Purchases	80	278	134	1,019
Total Mortgage Loan Fundings	25,587	34,569	47,472	71,682
Commercial Real Estate Lending	16	693	66	1,347
Total Loan Fundings	$25,603	$35,262	$47,538	$73,029

Total Bank Loan Fundings (2)	$24,779	$13,669	$45,869	$29,189

Loan Fundings in Units:
Retail Lending	59,813	67,241	106,611	137,453
Wholesale Lending	15,743	32,665	27,417	66,983
Correspondent Lending	44,186	73,413	91,487	153,608
Capital Markets Purchases	—	1,817	4	2,768
Banking Operations Purchases	53	2,670	108	12,065
Total Mortgage Loan Fundings	119,795	177,806	225,627	372,877
Commercial Real Estate Lending	5	64	16	124
Total Loan Fundings	119,800	177,870	225,643	373,001

Total Bank Loan Fundings (2)	117,667	78,823	221,675	169,999

Mortgage Loan Fundings (3):
Purchase	$6,132	$12,633	$12,963	$25,901
Non-purchase	19,455	21,936	34,509	45,781
Total Mortgage Loan Fundings	$25,587	$34,569	$47,472	$71,682

Mortgage Loan Fundings by Product:
Government Fundings	$3,248	$1,033	$5,807	$2,133
ARM Fundings	$3,931	$12,533	$6,763	$26,281
Home Equity Fundings	$691	$2,977	$1,563	$6,563
Nonprime Fundings	$—	$2,587	$—	$5,526

MORTGAGE LOAN SERVICING (4)
Volume	$1,481,443	$1,332,485
Units	9,007,684	8,347,533
Subservicing Volume (5)	$23,772	$16,455
Subservicing Units	207,066	170,625
Prepayments in Full	$18,510	$17,810	$30,969	$36,936
Bulk Servicing Acquisitions	$19	$6,136	$46	$7,239
Servicing Portfolio Performance - CHL (6)
Delinquency as a percentage of:
unpaid principal balance	7.44%	4.48%
number of loans serviced	6.91%	4.71%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.64%	0.80%
number of loans serviced	1.13%	0.70%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	February 29	February 28	February 29	February 28
	2008	2007	2008	2007
LOAN CLOSING SERVICES (units)
Credit Reports	732,368	823,272	1,584,773	1,721,190
Flood Determinations	205,207	247,297	417,286	557,637
Appraisals	157,742	104,652	313,773	213,102
Automated Property Valuation Services	1,384,692	1,257,809	2,681,037	1,797,248
Other	32,023	23,599	66,234	49,355
Total Units	2,512,032	2,456,629	5,063,103	4,338,532

CAPITAL MARKETS
Securities Trading Volume (7)	$314,840	$288,731	$650,464	$601,397

BANKING
Banking Operations Assets (in billions)	$112	$84

INSURANCE
Net Premiums Earned:
Carrier	$132.1	$89.1	$265.3	$179.8
Reinsurance	30.4	21.6	60.5	42.4
Total Net Premiums Earned	$162.5	$110.7	$325.8	$222.2

Period-end Rates
10-Year U.S. Treasury Yield	3.53%	4.56%
FNMA 30-Year Fixed Rate MBS Coupon	5.34%	5.72%

(1)   This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly.

The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)   These loans are processed by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc. or purchased from non-affiliates and are included in “Total Loan Fundings” above.

The amounts include loans funded for both investment and for sale.

The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)   Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)   Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(5)   Subservicing volume for non-Countrywide entities.

(6)   Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(7)   Includes trades with Mortgage Banking Segment.

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